SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
March 19, 2001

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	No. 001-11954 (Commission File Number)	No. 22-1657560 (IRS Employer Identification No.)

888 Seventh Avenue New York, New York (Address of Principal Executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

(Former name or former address, if changed since last report)

Item 5.	Other Events.

          On March 19, 2001, Vornado Realty Trust issued a press release announcing that it had been unable to reach a final agreement at this time with the Port Authority of NY & NJ to conclude a net lease of the World Trade Center complex. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

    (c)    Exhibits.

          The following document is filed as an Exhibit to this report:

99.1	Press Release, dated March 19, 2001.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST (Registrant)
By:	/s/ Joseph Macnow

	Name: Title:	Joseph Macnow Executive Vice President-Finance and Administration, Chief Financial Officer

Date:  MARCH 22, 2001

EXHIBIT INDEX

99.1	Press Release, dated March 19, 2001.